Exhibit 99.3

GMS Team Members,

Today is a momentous day in GMS’ journey. This morning, we announced an agreement with The Home Depot® to be acquired by its specialty trade distribution subsidiary, SRS Distribution, as it continues to expand its offerings and capabilities to better serve professional contractors. You can read our press release here.

Joining forces with SRS and The Home Depot is an important step for GMS – and it is your hard work and dedication that has made this transaction possible. We have worked consistently to execute on our strategic pillars to expand sales of our core products, grow complementary products, expand our platform and drive improved productivity and profitability. Throughout our evolution and expansion, we have never strayed from our commitment to be the best distributor in our end markets by consistently providing outstanding service and value for our customers by creating solutions that meet their needs. I am proud of the strong culture this team has built and the values everyone lives up to every day.

The teams at both SRS and The Home Depot have great respect for the strong business we have built at GMS. I have known members of The Home Depot’s leadership for some time and have had the opportunity to learn more about its organization through the process to reach this transaction. Importantly, GMS, SRS and The Home Depot share core values that include an entrepreneurial attitude, building strong relationships, delivering excellent service and believing you can never go wrong doing the right thing. They also share our deep commitment to giving back to our communities and taking care of our people above all else. To that end, they are excited to welcome our entire GMS team and work together to capitalize on the exciting opportunity ahead.

As the world's largest home improvement specialty retailer, The Home Depot is a company and brand that we all know very well, but I want to provide some further insights about its organization and SRS. You may know that, last year, The Home Depot acquired SRS, a leading specialty trade distributor across multiple verticals, including roofing, landscaping and pool supplies, all of which are highly complementary to our business at GMS. In bringing GMS together with SRS, our combined network will comprise more than 1,200 locations and a fleet of more than 8,000 trucks across 48 states and six Canadian provinces. We will have a differentiated team, capabilities and products to add even more value for our customers. As part of a larger company with greater resources, we are confident that we are positioning GMS to accelerate our growth, while honoring the legacy of our founders who made all of this possible.

I recognize this transaction represents a change for our organization, but I want to emphasize that today’s announcement is only the beginning, and nothing changes today. We expect the transaction to close by the end of The Home Depot’s current fiscal year (January 31, 2026), subject to the receipt of required regulatory approvals and other customary closing conditions. Until that time, GMS must continue to operate separately and independently from SRS and The Home Depot. We can plan for integration, but we cannot integrate or work jointly with The Home Depot or SRS until the transaction is completed. Put simply, it remains business as usual for all of us. You should not expect any impact to your day-to-day responsibilities, and we should all remain focused on executing and serving our customers as we always have.

Following close, I, along with our senior leadership team, will continue to lead GMS, reporting to Dan Tinker, CEO of SRS. There are many other details still to be determined about how our companies will come together, and we don’t yet have all of the answers. I will host a virtual town hall at 2:00 PM ET today to share additional thoughts on the transaction and will do my best to answer some of your questions then. We are committed to being transparent in our communications with you as we move forward toward completing this transaction.

I want to reiterate how proud I am to be part of GMS, and of the hard work and dedication demonstrated by the GMS team that has made today’s milestone possible. Thank you for all you do, and I hope you’re as excited about the future as I am.

Sincerely,

JT

Additional Information

Under the terms of the acquisition agreement, Gold Acquisition Sub, Inc., a subsidiary of The Home Depot, Inc. and SRS Distribution, Inc., will commence a cash tender offer to purchase all of the outstanding shares of GMS’ common stock. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of GMS or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by The Home Depot, Inc. and Gold Acquisition Sub, Inc., and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by GMS. The offer to purchase common stock of GMS will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GMS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer that will be named in the tender offer statement on Schedule TO. Copies of the documents filed with the SEC by GMS, including the solicitation/recommendation statement on Schedule 14D-9, will be available free of charge on GMS’ internet website at https://investor.gms.com.

Forward-Looking Statements

This document, including the exhibits attached hereto and incorporated herein, contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the tender offer, the acquisition and related transactions, including, for example, the timing of the completion of the acquisition and the potential benefits of the acquisition, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, GMS’ actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the tender offer and the acquisition; (ii) uncertainties as to how many GMS stockholders will tender their shares in the tender offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that GMS will terminate the acquisition agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the acquisition agreement may not be satisfied or waived; (vi) the risk that the acquisition agreement may be terminated in circumstances requiring GMS to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on GMS’ relationships, including with employees, suppliers and customers; and (viii) the other factors and financial, operational and legal risks or uncertainties described in GMS’ public filings with the SEC, including the “Risk Factors” section of GMS’ Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as well as the tender offer materials filed and to be filed by The Home Depot, Inc. and Gold Acquisition Sub, Inc. in connection with the tender offer and the solicitation/recommendation statement to be filed by GMS. GMS disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.